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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2005

SEROLOGICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26126 (Commission File Number)	58-2142225 (IRS Employee Identification No.)
5655 Spalding Drive, Norcross, GA (Address of Principal Executive Offices)		30092 (Zip Code)

(678) 728-2000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

        This Form 8-K is to describe certain compensation actions taken by the Compensation and Human Resources Committee (the "Committee") of the Board of Directors of Serologicals Corporation (the "Corporation").

Executive Officer Compensation

        At its meeting on March 10, 2005, the Committee took the following actions with respect to the compensation of the Corporation's named executive officers (as defined in Regulation S-K item 402(a)(3)):

			2005 Long-Term Incentive Award
Named Executive Officer	2005 Salary(1)	2004 Bonus	Stock Options(2)	Performance Share Units (3)
David A. Dodd President and Chief Executive Officer	$428,000	$305,625	$528,131	$263,669
Harold W. Ingalls Vice President, Finance and Chief Financial Officer	$304,500	$172,200	$253,877	$126,748
Jeffrey D. Linton President, Chemicon International	$255,000	$130,323	$212,606	$106,144
David L. Bellitt President, Celliance Corporation	$292,000	$168,000	$243,455	$121,545
Philip A. Theodore Vice President, General Counsel	$280,000	$146,004	—	$83,916

(1)
Effective as of April 2005.

(2)
Represents the value of stock options to be granted to each named person effective on May 11, 2005. The number of shares of the Corporation's Common Stock that will be covered by stock options will be determined by dividing the number set forth in this column by the fair market value of a share of the Corporation's Common Stock on May 11, 2005, using the Black-Scholes method. The options will vest in four equal annual installments on the anniversary of the effective date of the grant. The strike price will be determined using the closing stock price on the effective date of the grant.

(3)
Represents the value of performance share units to be granted to each named person effective on May 11, 2005. The number of performance share units will be determined by dividing the number set forth in this column by the fair market value of a share of the Corporation's Common Stock on May 11, 2005. The performance share units are subject to vesting requirements based on the Corporation's achievement of certain financial targets over a two fiscal-year period.

        The stock option and performance share awards referred to in the table above will be made pursuant to the Corporation's proposed 2005 Incentive Plan, if it is approved by the Corporation's stockholders at the Corporation's 2005 Annual Meeting, which will be held on May 11, 2005. The Corporation's Board of Directors adopted the proposed 2005 Incentive Plan on March 15, 2005, subject to approval of the Corporation's stockholders.

2

Non-Employee Director Compensation

        At a meeting held on March 15, 2005, the Corporation's Board of Director approved revisions to the compensation arrangements for non-employee directors. The revisions will take effect only if the Corporation's stockholders approve the Corporation's 2005 Incentive Plan at the Corporation's 2005 Annual Meeting. If the 2005 Incentive Plan is adopted, the non-employee Chairman of the Board will receive an award of options to acquire 15,000 shares of the Corporation's Common Stock and 2,700 restricted stock units with respect to his service during fiscal 2005. The Corporation's other non-employee directors will receive awards of options to acquire 10,000 shares of the Corporation's Common Stock and 1,600 restricted stock units. The options granted to non-employee directors will have an exercise price equal to the price of a share of the Corporation's Common Stock on May 11, 2005, the effective date of the grant; will vest on May 11, 2006, if the non-employee director remains a member of the Board of Directors on such date; and will have a term of seven years. The restricted stock units granted to non-employee directors will represent one share of the Corporation's Common Stock, will be granted effective as of May 11, 2005 and will vest on May 11, 2006, if the non-employee director remains a member of the Board of Directors on such date. The Corporation will pay each non-employee director an amount of cash equal to the value of a share of the Corporation's Common Stock on the date that the restricted stock units vest. \

Item 7.01—Regulation FD Disclosure.

        On March 14, 2005, the Corporation issued a press release announcing the delay of commercial production at its Lawrence, Kansas, manufacturing facility until early 2006. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)
Not applicable.

(b)
Not applicable.

(c)
Exhibits.

Exhibit	Description
99.1	Serologicals Corporation press release dated March 14, 2005

3

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEROLOGICALS CORPORATION
By:	/s/ HAROLD W. INGALLS
Name:	Harold W. Ingalls
Title:	Vice President of Finance and Chief Financial Officer

Date: March 15, 2005

4

Exhibit	Description
99.1	Serologicals Corporation press release dated March 14, 2005

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 7.01—Regulation FD Disclosure.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES